EXHIBIT 99.906CERT

SECTION 906 CERTIFICATIONS

James E. Ross, President, Chief Executive Officer and Principal Executive Officer; and Mark E. Swanson, Principal Financial Officer, Principal Accounting Officer and Treasurer of SSgA Funds, a Massachusetts Business Trust (the “Registrant”), each certify that:

1.               The Registrant’s periodic report on Form N-CSR for the period ended February 28, 2007 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.               The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to SSgA Funds and will be retained by SSgA Funds and furnished to the Securities and Exchange Commission or its staff upon request.

President, Chief Executive Officer		Principal Financial Officer,
and Principal Executive Officer		Principal Accounting
SSgA Funds		Officer and Treasurer
SSgA Funds

/s/ James E. Ross		/s/ Mark E. Swanson
James E. Ross		Mark E. Swanson

Date:	04-25-2007	Date:	04-23-2007